CODE OF ETHICS

OF

WYNKOOP LLC

PREAMBLE

This Code of Ethics is being adopted in compliance with the requirements of Sections 204A and 206 of the Investment Advisers Act of 1940 (the “Advisers Act”) and Rules 204A-1 and 206(4)-7 thereunder. The following sets forth the policies and procedures to be followed by Wynkoop LLC (the “Company”) in carrying on its business activity as the managing member of, and investment adviser for the following entities (collective referred to as the “Fund”:

Timberline Fund

Columbine Fund

Wickapogue Structured Credit Fund

Sierra Shirley is hereby designated as the Company’s Chief Compliance Officer (hereafter referred to as “CCO”) responsible for administering the policies and procedures set forth in this Code of Ethics, and any other policies and procedures that may be adopted by the Company in the future and that are reasonably designed to prevent violation by the Company and its supervised persons of the Advisers Act and the rules adopted thereunder.

The members of the Company adopt this Code of Ethics. This Code is based upon the principle that the employees and officers of the Company, and certain affiliated persons of the Company, owe a fiduciary duty to the Fund to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of the Fund’s; (ii) taking inappropriate advantage of their position with the Company; (iii) compromising their independence in the investment decision-making process; and (iv) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

The employees of the Company will comply with all relevant provisions of this Code of Ethics and comply with the provisions of the federal securities laws. To this end, the members are not permitted, in connection with purchase or sale, directly or indirectly, of a security held or to be acquired by the Fund to (i) defraud the Fund in any manner; (ii) mislead the Fund; (iii) engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon the Fund; (iv) engage in any manipulative practice with respect to the Fund; or (v) engage in any manipulative practice with respect to securities, including price manipulations.

Violations of this Code of Ethics shall be reported promptly to the CCO.

POLICY STATEMENT ON INSIDER TRADING

The Company forbids any employee from trading, either personally or on behalf of others, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Company's policy applies to the members and extends to activities within and outside their duties at the Company. Any questions regarding the Company's policy and procedures should be referred to the CCO.

The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

1)	trading by an insider, while in possession of material nonpublic information, or
2)	trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or
3)	communicating material nonpublic information to others.

The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations.

Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that members should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:

i.	Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?
ii.	Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace?

If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

i.	Report the matter immediately to the CCO.
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ii.	Do not purchase or sell the securities on behalf of yourself or others.
iii.	Do not communicate the information inside or outside the Company, other than to the Company’s CCO.
iv.	After the Company’s CCO has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Company, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

The role of the Company’s CCO is critical to the implementation and maintenance of the Company's policy and procedures against insider trading. The Company's supervisory procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

To prevent insider trading, the Company will:

i.	annually review the Company's policy and procedures as they relate to insider trading to ensure they continue to be appropriate to prevent violations of the Advisers Act and the rules promulgated thereunder, and
ii.	when it has been determined that a member of the Company has material nonpublic information,
1.	implement measures to prevent dissemination of such information, and
2.	if necessary, restrict members from trading the securities.

To detect insider trading, the CCO will:

i.	review the trading activity reports filed by each member, and
ii.	review the trading activity of the Fund.

A.       DEFINITIONS

1.	"Access person" means any member having control of the Company or any managing member of the Company. It is anticipated that the only access persons will be Sierra Shirley, Brandon Jundt, David Myers, and Leland Abrams.

2	"Affiliated person" of another person means (a) any person directly or indirectly owning, controlling, or holding with power to vote, five (5%) percent or more of the outstanding voting securities of such other person; (b) any person five (5%) percent or more of whose outstanding
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voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (d) any officer, director, partner, copartner, or employee of such other person; (e) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (f) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

3	"Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder, that, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy a direct or indirect economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in (i) the name of his or her spouse, domestic partner, minor children, or other relatives living in his or her household; (ii) a trust, estate or other account in which he/she has a present or future interest in the income, principal or right to obtain title to the securities; or (iii) the name of another person or entity by reason of any contract, understanding, relationship, agreement or other arrangement whereby he or she obtains benefits substantially equivalent to those of ownership.

4	"Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than twenty-five (25%) percent of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than twenty-five (25%) percent of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person.

5	"Disclosable transaction" means any transaction in a security pursuant to which an access person would have a beneficial ownership.

6	“Company” means the investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, subject to this Code of Ethics.

7	"Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

8	"Investment Personnel" means any employee of the Company (or of any company in a control relationship to the Company) who, in connection with his regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Company, including securities analysts and traders; or any person who controls the Company and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

9	"Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 4(2) or Section 4(6) or Rules 504, 505 or 506 under the Securities Act. Limited offerings are commonly referred to as private placements.

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10	"Person" means a natural person or a company.

11	“Fund” means Timberline Fund LP, Columbine Fund LP, Wickapogue Structured Credit Fund LP, or such other entity which may be formed from time to time.

12	"Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a Security.

13	"Security" shall have the meaning set forth in Section 202(a)(18) of the Advisers Act.

“Security” shall not include direct obligations of the Government of the United States, bankers’ acceptances, bank certificates of deposit, high quality short-term debt instruments (maturity of less than 366 days at issuance and rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), including repurchase agreements, commercial paper and shares of money market funds that limit their investments to the exempted securities enumerated above. Also excluded from the definition are any registered open-end investment companies (e.g. open-end mutual funds) not advised by the Company. Any question as to whether a particular investment constitutes a “Security” should be referred to CCO of the Company.

B.       PROHIBITED TRANSACTIONS

The members shall not engage in any act, practice or course of conduct, which would violate the provisions of Section 206 of the Investment Advisers Act as set forth above.

Except as provided in Section C below, the members shall not:

(a)	purchase or sell, directly or indirectly, any security in which he/she has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his/her actual knowledge at the time of such purchase or sale:

(1)	is being considered for purchase or sale by the Fund, or
(2)	is being purchased or sold by the Fund.

All decisions to purchase securities for the Fund will be approved by Brandon Jundt. Mr. Jundt will not purchase any securities for his individual account concurrently with, or in anticipation of, purchasing securities for the Fund. Prior to purchasing any securities for his individual account, the other members of the Company, Messrs. Meyers and Abrams, will consult with Mr. Jundt and obtain assurance that the Company is not currently purchasing or anticipating the purchase of the same securities for the Fund. Similarly, Mr. Jundt shall not sell any securities which he holds personally if the Company is concurrently selling or anticipates selling the same securities on behalf of the Fund. Prior to his sale of any personal securities which are also held by the Fund, Messrs. Johnson and Butler shall consult with Mr. Jundt to verify that the Company is not currently selling or anticipating the sale of the same securities for the Fund.

When the Company is purchasing securities on behalf of the Fund, which a member shall also desire to purchase individually, such member shall refrain from making any individual purchases until the Fund has accumulated the entire position which it will be taking at such time. Similarly, if a member desires to sell the same securities as are held by the Fund and the Fund also anticipates the sale of such securities, such member shall refrain from

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effecting any individual sale until the Fund has sold the entire position which it desires to sell at such time. In no event will a member for his individual account purchase a security directly from the Fund and in no event will a member for his individual account sell a security to the Fund.

(b)	disclose to other persons the securities activities engaged in or contemplated for the Fund.

(c)	acquire securities in an initial public offering (“IPO”) without prior review and approval of the CCO of the Company.

(d)	purchase any securities in a limited offering commonly referred to as private placement, without prior review and approval of the CCO of the Company.

C.       EXEMPTED TRANSACTIONS

Transactions described in Section B above, which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to the Fund may be permitted within the discretion of the CCO of the Company on a case-by-case basis. Such exempted transactions may include:

1.	Purchases or sales of securities which Mr. Jundt is not currently or contemplating purchasing or selling on behalf of the Fund, are not eligible for purchase by the Fund and which are not related economically to securities purchased, sold or held by the Fund.

2.	Securities which the access person has no influence or control, including:

(a)	purchases or sales effected in any account over which the access person has no direct or indirect influence or control;

(b)	purchases or sales which are non-volitional on the part of either the access person or the Fund;

(c)	purchases which are part of an automatic dividend reinvestment plan or direct stock plan; and

(d)	securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its securities (to the extent such rights were acquired from such issuer), and sales of such rights so acquired.

3.	Holdings in direct obligations of the U.S. government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies not advised by the Company.

D.       COMPLIANCE PROCEDURES

With respect to the reporting requirements contained herein, access persons shall report to Mrs. Shirley, the CCO of the Company. All violations of this Code of Ethics must be reported promptly to CCO.

1.	Initial Disclosure of Personal Holdings

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All access persons shall disclose to the CCO:

(a)	all personal securities holdings (including securities acquired before the person became an access person) within ten (10) days upon the later of commencement of employment or adoption of this Code of Ethics; and

(b)	The name of any broker, dealer or bank with whom the access person maintains an account in which any securities were held for the direct or indirect benefit of the access person must also be reported.

Holdings in direct obligations of the U.S. government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies not advised by the Company are not disclosable transactions.

The CCO of the Company may, at its discretion, request access persons to provide duplicate copies of confirmation of each disclosable transaction in the accounts and account statements.

In addition to reporting securities holdings, every access person shall certify in their initial report that:

(a)	they have received, read and understand the Code of Ethics and recognize that they are subject thereto; and

(b)	they have no knowledge of the existence of any personal conflict of interest relationship which may involve the Fund.

This initial report shall be made on the form attached as Initial Report of Access Person (Exhibit A) and shall be delivered to the CCO of the Company.

2.	Quarterly Reporting Requirements

All access persons shall disclose to the CCO all personal securities transactions conducted during the period as of the calendar quarter ended within thirty (30) days after quarter end. Transactions in direct obligations of the U.S. government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies not advised by the Company are not disclosable transactions.

In addition to reporting securities holdings, every access person shall disclose quarterly the:

(a)	date of the transaction, title of the security, interest rate and maturity date (if applicable), trade date, number of shares, and principal amount of each security involved;

(b)	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(c)	the name of the broker, dealer or bank with or through whom the transaction was effected; and

(d)	the date the report is submitted to the CCO.
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In addition, with respect to any account established by an access person in which any securities were held during the quarter for the direct or indirect benefit of the access person, the access person must provide:

(a)	the name of the broker, dealer or bank with whom the access person established the account;

(b)	the date the account was established; and

(c)	the date the report is submitted by the access person.

This quarterly report shall be made on the form attached as Securities Transactions for the Calendar Quarter Ended (Exhibit C) and shall be delivered to the CCO of the Company. In lieu of manually filling out all of the information required by the form, access persons may attach confirms and/or account statements to a signed form.

3.	Annual Certification of Compliance with Code of Ethics

All access persons shall disclose to the CCO of the Company all personal securities holdings as of the calendar year ended within thirty (30) days after year end. Holdings in direct obligations of the U.S. government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies not advised by the Company are not disclosable holdings.

In addition to reporting securities holdings, every access person shall certify annually that:

(a)	he has read and understands the Code of Ethics and recognizes that he is subject thereto;

(b)	he has complied with the requirements of the Code of Ethics; and that he has reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics;

(c)	he has no knowledge of the existence of any personal conflict of interest relationship which may involve the Fund.

This annual report shall be made on the form attached as Annual Report of Access Person (Exhibit B) and shall be delivered to CCO of the Company.

4.	Conflict of Interest

Every access person, shall notify the CCO of the Company of any personal conflict of interest relationship which may involve the Fund.

5.	Communications to Third Parties

The members shall refrain from disclosing information concerning members in the Fund (except, in some instances to legal counsel for purposes of reviewing subscription documents) and will disclose investments made by the Fund to members in the Fund only after the position has been accumulated. During such period as the Company is either accumulating or disposing of a

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position for the Fund, or anticipates taking either such action, each member shall refrain from communicating such activity or intention to any person who does not have a fiduciary or contractual obligation to maintain the confidentiality of such information. The computer records of the Company which reflect trading on behalf of the Fund will be pass code protected. In addition, the members must comply with the Company’s privacy policy and any amendments to such policy.

6.	Voting of Proxies

Although Wynkoop does not typically invest client assets in securities that carry voting rights, it has implicit authority to vote client securities by virtue of its discretionary authority and may, under certain circumstances, need to exercise voting authority for its clients. Therefore, as required by Rule 206(4)-6 under the Investment Advisers Act of 1940, Wynkoop undertakes to vote all proxies or other beneficial interest in an equity security prudently and solely in the best long-term economic interest of its advisory clients and their beneficiaries, considering all relevant factors and without undue influence from individuals or groups who may have an economic interest in the outcome of a proxy vote. All proxies received by Wynkoop are reviewed by the CCO and voted according to his judgment consistent with the policies outlined in this Code of Ethics.

7.	Fair Value Pricing Procedure

(a)

Many of the mortgage-backed securities in which Wynkoop invests may not be readily marketable and may be deemed illiquid. In the absence of an established trading market, Wynkoop will value such investments in good faith at each time the net asset value of the Fund’s portfolio is determined. Accordingly, if the Fund’s portfolio includes investments where reasonable prices are not readily available through third party pricing, the net asset value of the portfolio will be based in significant part on the valuations place on portfolio assets by Wynkoop with reference to comparable securities.

(b)	In determining fair value of an individual security for which market quotations are not readily available, the Company will consider some or all of the following factors: the type of security; financial statements; cost at date of purchase; size of holding and trading volumes; the security’s most recent closing price; analysts’ reports, government actions or pronouncements, and news events; price and extent of public trading in similar securities and other relevant matters; the value of other instruments, such as derivatives; changes in interest rates; and value of baskets of securities traded in other markets.

(c)	When the Company makes a fair value determination for a security for which a market quotation is not readily available, as described in paragraph (a) above, the information and factors considered (e.g., criteria, methods used, comparable securities, etc.) will be documented and retained. In addition, the Company will continuously review the appropriateness of the methods used in valuing each issue of security and make any adjustments deemed necessary.

8.	Operating Agreement of the Company

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Members of the Company must comply with all the provisions, policies and procedures described in the Operating Agreement of the Company and any such provisions, policies and procedures are deemed incorporated into this Code of Ethics by this reference.

E.       ANNUAL REVIEW OF POLICIES AND PROCEDURES

The CCO of the Company shall annually review the adequacy of this Code of Ethics and the effectiveness of the implementation of the policies and procedures described herein. In addition, the CCO will undertake to educate all access and supervised persons of the Company regarding the policies and procedures in this Code of Ethics.

F.       RETENTION OF RECORDS

The Company shall maintain the following records as required under Rule 204-2:

(a)	a copy of any Code of Ethics in effect within the most recent five years;

(b)	a record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;

(c)	a record of all written acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past five years was, a supervised person;

(d)	holdings and transactions reports made pursuant to the Code, including any brokerage confirmation and account statements made in lieu of these reports;

(e)	a list of the names of persons who are currently, or within the past five years were, access persons; and

(f) a record of any decision and supporting reasons for approving the acquisition of securities by access persons in limited offerings or initial public offerings for five years after the end of the fiscal year in which approval was granted.

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EXHIBIT A

WYNKOOP LLC

CODE OF ETHICS

INITIAL REPORT OF ACCESS PERSON

1.	I hereby acknowledge that (i) I received of a copy of the Code of Ethics (the "Code") for Wynkoop LLC (the “Company”); (ii) I have read and understand the Code; (iii) and I recognize that I am subject to the Code as an "access person" of the Company.

2.	Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Company or the Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Company or the Fund.

3.	As of the date below I had a direct or indirect beneficial ownership in the following securities. You do not need to report transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies (mutual funds) not advised by the Company. Please check this box if an addendum is attached listing additional securities [ ]

SECURITY (include interest rate and maturity date, if applicable)	NO. OF SHARES	PRICE PER SHARE	PRINCIPAL AMOUNT	TYPE OF PURCHASE (Direct or Indirect)	BROKER, DEALER OR BANK THROUGH WHOM EFFECTED

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

4.	As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold securities for my direct or indirect benefit. Please check this box if an addendum is attached listing additional accounts [ ]

BROKER, DEALER OR BANK THROUGH WHOM EFFECTED	BENEFICIAL OWNER OF ACCOUNT	ACCOUNT NUMBER	DATE ACCOUNT OPENED

Signature:	_____________________________	Signature:	_____________________________
	Access Person		Chief Compliance Officer
Name:	_____________________________	Name:	_____________________________

Date:	_____________________________	Date:	_____________________________
(First date of access person status)

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EXHIBIT A

WYNKOOP LLC

CODE OF ETHICS

ADDENDUM TO THE

INITIAL REPORT OF ACCESS PERSON

SECURITY (include interest rate and maturity date, if applicable)	NO. OF SHARES	PRICE PER SHARE	PRINCIPAL AMOUNT	TYPE OF PURCHASE (Direct or Indirect)	BROKER, DEALER OR BANK THROUGH WHOM EFFECTED

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

BROKER, DEALER OR BANK THROUGH WHOM EFFECTED	BENEFICIAL OWNER OF ACCOUNT	ACCOUNT NUMBER	DATE ACCOUNT OPENED

Signature:	_____________________________	Signature:	_____________________________
	Access Person		Chief Compliance Officer
Name:	_____________________________	Name:	_____________________________

Date:	_____________________________	Date:	_____________________________
(First date of access person status)

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EXHIBIT B

WYNKOOP LLC

CODE OF ETHICS

ANNUAL REPORT OF ACCESS PERSONS

1.	I hereby acknowledge that I have read and understand the Code of Ethics for Wynkoop LLC (the "Code") and recognize that I am subject thereto in the capacity of an access person of the Company.

2.	I hereby certify that, during the year ended December 31, 20 , I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

3.	I hereby certify that I have not disclosed pending "buy" or "sell" orders for the Fund to any employees of any other investment adviser, except where the disclosure occurred subsequent to the execution or withdrawal of an order.

4.	Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Fund.

5.	As of December 31, 20 , I had a direct or indirect beneficial ownership in the securities listed below. You do not need to report transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies (mutual funds) not advised by the Company. Please check this box if an addendum is attached listing additional securities [ ]
SECURITY (include interest rate and maturity date, if applicable)	NO. OF SHARES	PRICE PER SHARE	PRINCIPAL AMOUNT	TYPE OF PURCHASE (Direct or Indirect)	BROKER, DEALER OR BANK THROUGH WHOM EFFECTED

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

6.	As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold securities for my direct or indirect benefit. Please check this box if an addendum is attached listing additional accounts [ ]
BROKER, DEALER OR BANK THROUGH WHOM EFFECTED	BENEFICIAL OWNER OF ACCOUNT	ACCOUNT NUMBER	DATE ACCOUNT OPENED

Signature:	________________________	Signature:	________________________
	Access Person		Chief Compliance Officer
Name:	________________________	Name:	________________________

Date:	________________________	Date:	________________________
(No later than 30 days after year-end)

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EXHIBIT B

WYNKOOP LLC

CODE OF ETHICS

ADDENDUM TO THE

ANNUAL REPORT OF ACCESS PERSON

SECURITY (include interest rate and maturity date, if applicable)	NO. OF SHARES	PRICE PER SHARE	PRINCIPAL AMOUNT	TYPE OF PURCHASE (Direct or Indirect)	BROKER, DEALER OR BANK THROUGH WHOM EFFECTED

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

BROKER, DEALER OR BANK THROUGH WHOM EFFECTED	BENEFICIAL OWNER OF ACCOUNT	ACCOUNT NUMBER	DATE ACCOUNT OPENED

Signature:	_____________________________	Signature:	_____________________________
	Access Person		Chief Compliance Officer
Name:	_____________________________	Name:	_____________________________

Date:	_____________________________	Date:	_____________________________
(No later than 30 days after year-end)

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EXHIBIT C

WYNKOOP LLC

CODE OF ETHICS

SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED:

1.	During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics. (if none were transacted, write "none"). You do not need to report transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies (mutual funds) not advised by the Company. Please check this box if an addendum is attached listing additional securities [ ]

SECURITY (include interest rate and maturity date, if applicable)	DATE OF TRADE	NO. OF SHARES	PRICE PER SHARE	PRINCIPAL AMOUNT	NATURE OF TRANSACTION (Purchase, Sale, Other)	BROKER, DEALER OR BANK THROUGH WHOM EFFECTED

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

2.	During the quarter referred to above, I established on the dates indicated the following accounts in which securities were held during the quarter for my direct or indirect benefit (if none were opened, write "none"). Please check this box if an addendum is attached listing additional accounts [ ]

BROKER, DEALER OR BANK THROUGH WHOM EFFECTED	BENEFICIAL OWNER OF ACCOUNT	ACCOUNT NUMBER	DATE ACCOUNT OPENED

3.	Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Company or the Fund, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Company or the Fund.

Signature:	_____________________________	Signature:	______________________________________
	Access Person		Chief Compliance Officer
Name:	_____________________________	Name:	______________________________________

Date:	_____________________________	Date:	______________________________________
(no later than 30 days after calendar quarter)

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EXHIBIT C

WYNKOOP LLC

CODE OF ETHICS

ADDENDUM TO THE

SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED:_________

SECURITY (include interest rate and maturity date, if applicable)	DATE OF TRADE	NO. OF SHARES	PRICE PER SHARE	PRINCIPAL AMOUNT	NATURE OF TRANSACTION (Purchase, Sale, Other)	BROKER, DEALER OR BANK THROUGH WHOM EFFECTED

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

BROKER, DEALER OR BANK THROUGH WHOM EFFECTED	BENEFICIAL OWNER OF ACCOUNT	ACCOUNT NUMBER	DATE ACCOUNT OPENED

Signature:	_____________________________	Signature:	______________________________________
	Access Person		Chief Compliance Officer
Name:	_____________________________	Name:	______________________________________

Date:	_____________________________	Date:	______________________________________
(no later than 30 days after calendar quarter)

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